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EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-94072, 333-07237 and 333-53981) on Form S-8, (Nos. 33-95324, 33-94096,
333-1538 and 333-76405) on Form F-3, and (Nos. 333-15699, 333-16141, 333-32137,
333-21729, 333-19339, 333-45013 and 333-52437) on Form S-3 of GST
Telecommunications, Inc. of our report dated March 1, 1999 relating to the consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows and related schedule for the year ended December 31, 1998, the three-month period ended December 31, 1997 and each of the years in the two-year period ended September 30, 1997, which reports appear in the December 31, 1998 Amendment No. 1 to Form 10K of GST Telecommunications, Inc.

                            /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
August 3, 1999